ARTISTdirect, Inc.

               Offer to Purchase for Cash 2,000,000 Shares of its
                     Common Stock, Par Value $0.01 Per Share
                   at a Purchase Price not in Excess of $1.50
                          nor Less than $1.25 Per Share

                                February 26, 2001

--------------------------------------------------------------------------------
  The tender offer, proration period and withdrawal rights will expire at 5:00 p.m. New York City time, on Friday, March 23, 2001, unless the tender offer is extended.
--------------------------------------------------------------------------------

To the Participants in ARTISTdirect's Employee Stock Purchase Plan:

      ARTISTdirect, Inc. has announced an offer to purchase up to 2,000,000 shares of its common stock, $0.01 par value per share, at a price of not greater than $1.50 nor less than $1.25 per share, net to the seller in cash, without interest. The tender offer is being made pursuant to the Offer to Purchase and the related Letter of Transmittal, which are enclosed. As a participant in ARTISTdirect's Employee Stock Purchase Plan, you may tender shares that are held in your Employee Stock Purchase Plan account at Deutsche Banc Alex. Brown.

      If you do not wish to tender any portion of the shares in your Employee Stock Purchase Plan account, you do not need to take any action. If you would like to tender some or all of the shares held in your Employee Stock Purchase Plan account in response to this offer, you must follow the instructions set forth below.

      The Offer. ARTISTdirect will select the lowest purchase price that will allow it to buy 2,000,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered and not withdrawn. ARTISTdirect will pay the same price for all shares purchased in the tender offer. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the tender offer and the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase. If more than the number of shares ARTISTdirect seeks are properly tendered, ARTISTdirect will not purchase all of the shares tendered because of proration. Shares tendered at prices in excess of the purchase price that is determined by ARTISTdirect and shares not purchased because of proration or conditional tenders will be returned as promptly as practicable following the expiration of the tender offer. ARTISTdirect's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the tender offer.

      ARTISTdirect reserves the right, in its sole discretion, to purchase more than 2,000,000 shares pursuant to the tender offer, subject to compliance with applicable law.

      Because the terms and conditions of the Letter of Transmittal will govern the tender of the shares held in accounts under the Employee Stock Purchase Plan, you should read the Letter of Transmittal carefully. The Letter of Transmittal, however, is furnished to you for your information only and cannot be used by you to tender shares that are held in your Employee Stock Purchase Plan account. You must use the attached Instruction Form to properly tender shares that are held in your Employee Stock Purchase Plan account. You should also read the Offer to Purchase carefully before making any decision regarding the tender offer.

      Tendering Shares. To instruct Deutsche Banc Alex. Brown to tender any or all of the shares held in your Employee Stock Purchase Plan account, you must complete the Instruction Form set forth below and return it to Deutsche Banc Alex. Brown.

      Please note the following:

      1. We have been advised that if Deutsche Banc Alex. Brown has not received your Instruction Form at least three business days before the expiration of the tender offer, Deutsche Banc Alex. Brown will not tender any shares held in your Employee Stock Purchase Plan account. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m. New York City time, on Friday, March 23, 2001, unless the expiration date of the tender offer is extended. Consequently, your Instruction Form must be received by Deutsche Banc Alex. Brown no later than 5:00 p.m. New York City time on Tuesday, March 20, 2001, unless the tender offer is extended by ARTISTdirect.

      2. Shares held in your Employee Stock Purchase Plan account may be tendered at prices not greater than $1.50 nor less than $1.25 per share.

      3 The tender offer is for up to 2,000,000 shares, constituting approximately 5.3% of the outstanding shares of ARTISTdirect Common Stock as of February 15, 2001. The tender offer is not conditioned on any minimum number of shares being tendered. The tender offer is, however, subject to other conditions described in the Offer to Purchase.

      4. ARTISTdirect's Board of Directors has approved the making of the tender offer. However, neither ARTISTdirect nor ARTISTdirect's Board of Directors nor Deutsche Banc Alex. Brown is making any recommendation whether you should tender or refrain from tendering your shares or at what purchase price you should choose to tender your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender and the price or prices at which you will tender them. Our directors and executive officers have informed us that they do not intend to participate in the tender offer.

      5. Tendering stockholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to tender their shares. Except as described in the Letter of Transmittal, tendering stockholders will not be obligated to pay any stock transfer taxes on the transfer of shares pursuant to the tender offer.

      6. As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless timely withdrawn. If you instruct Deutsche Banc Alex. Brown to tender the shares held in your Employee Stock Purchase Plan account, and you subsequently decide to change your instructions or withdraw your tender of shares, you may do so by submitting a new Instruction Form. However, the new Instruction Form will be effective only if it is received by Deutsche Banc Alex. Brown at the address listed below, on or before 5:00 p.m. New York City time on Tuesday, March 20, 2001, three business days before the expiration of the tender offer. The tender offer is scheduled to expire at 5:00 p.m. New York City time on Friday, March 23, 2001. Upon receipt of a timely submitted, new Instruction Form, your previous Instruction Form to tender the shares will be deemed canceled. If your new Instruction Form directed Deutsche Banc Alex. Brown to withdraw from tender the shares held in your Employee Stock Purchase Plan account, you may later re-tender those shares by submitting a new Instruction Form so long as it is received by Deutsche Banc Alex. Brown on or before three business days before the expiration of the tender offer.

      Unless you direct Deutsche Banc Alex. Brown on the attached Instruction Form to tender the shares held in your Employee Stock Purchase Plan account, no shares will be tendered.

      If you wish to tender your shares, complete the Information Form and either:

      1. Return it by mail to:       Deutsche Banc Alex. Brown
                                     Attention: Kevin Wiley - ARTISTdirect, Inc.
                                     11311 McCormick Road, Suite 230
                                     Hunt Valley, Maryland 21031

                                                     or

      2. Return it by facsimile to:  (410) 229-2420
                                     Attention: Kevin Wiley - ARTISTdirect, Inc.

      If you have any questions, contact the Employee Investment Services Department at Deutsche Banc Alex. Brown at (800) 776-7564 and select option number 1.

--------------------------------------------------------------------------------
                                INSTRUCTION FORM

Name of Participant: ________________________________________________________

Deutsche Banc Alex. Brown Account Number: ______________________________________

Social Security Number: _____________________________________________________

Daytime Telephone Number: (____)___________________

Check only one box. If more than one box is checked or if no box is checked, the shares will not be properly tendered.

|_| Tender ___________ shares.

      (Please indicate the number of shares you wish to tender from your account.)

|_| Tender all shares.

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
                (See Instruction 5 to the Letter of Transmittal)

      By checking one of the following boxes below instead of the box under "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by ARTISTdirect for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Instruction Form for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

      Price (In U.S. Dollars) per share at which shares are being tendered:

            |_| $1.250 |_| $1.3125 |_| $1.375 |_| $1.4375 |_| $1.500

      Check only one box above. If more than one box is checked above, there is no valid tender of shares.

        SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
                (See Instruction 5 to the Letter of Transmittal)

|_| The undersigned wants to maximize the chance of having ARTISTdirect purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by ARTISTdirect in accordance with the terms of the tender offer. This action could result in receiving a price per share of as low as $1.25. Do not check this box if you checked one of the boxes above under "Price (in U.S. Dollars) per share at which shares are being tendered." If you check this box and one or more of the above boxes, the shares will not be validly tendered.
--------------------------------------------------------------------------------

The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

Signature: _______________________________

Dated :________________, 2001